    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 15, 1999
                                  REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                            ILLINOIS TOOL WORKS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                              36-1258310
        (State or other jurisdiction                                  (IRS Employer
     of incorporation or organization)                             Identification No.)

                             3600 WEST LAKE AVENUE
                         GLENVIEW, ILLINOIS 60025-5811
                                 (847) 724-7500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                             ---------------------

                               STEWART S. HUDNUT
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            ILLINOIS TOOL WORKS INC.
                             3600 WEST LAKE AVENUE
                         GLENVIEW, ILLINOIS 60025-5811
                                 (847) 724-7500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

           DEWEY B. CRAWFORD                                             TERRENCE R. BRADY
       GARDNER, CARTON & DOUGLAS                                         WINSTON & STRAWN
  321 NORTH CLARK STREET, SUITE 2900                                   35 WEST WACKER DRIVE
        CHICAGO, ILLINOIS 60610                                       CHICAGO, ILLINOIS 60601
            (312) 644-3000                                                (312) 558-5600

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED             PROPOSED
          TITLE OF EACH CLASS                  AMOUNT             MAXIMUM              MAXIMUM             AMOUNT OF
             OF SECURITIES                     TO BE          OFFERING PRICE          AGGREGATE          REGISTRATION
            TO BE REGISTERED                 REGISTERED         PER UNIT(2)       OFFERING PRICE(2)           FEE
-------------------------------------------------------------------------------------------------------------------------
Debt Securities.........................  $500,000,000(1)          100%             $500,000,000           $139,000
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

(1) Or, if any Debt Securities are to be issued at a discount, such greater amount as shall result in an aggregate offering price to the public as shall not exceed $500,000,000.
(2) Estimated solely for purposes of determining the amount of the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED JANUARY 15, 1999

PROSPECTUS

                                   #ITW LOGO

                            ILLINOIS TOOL WORKS INC.

                                  $500,000,000

                                DEBT SECURITIES
                             ---------------------

     Illinois Tool Works Inc. may use this prospectus from time to time to offer and sell its debt securities in one or more offerings with a total initial public offering price or purchase price of up to $500,000,000 or the equivalent in one or more foreign currencies. The debt securities may be offered in one or more separate series on terms to be determined at the time of sale. We may sell the debt securities for U.S. dollars or a foreign or composite currency and payments on debt securities may be made in U.S. dollars or a foreign or composite currency. Debt securities may be issued as individual securities in registered form without coupons or as one or more global securities in registered form. We may offer the debt securities directly to purchasers or through agents, dealers or underwriters or a syndicate of underwriters.

     We will provide specific terms for these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                THE DATE OF THIS PROSPECTUS IS JANUARY   , 1999.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell the debt securities described in this prospectus in one or more offerings up to a total principal amount or initial purchase price of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where To Find More Information."

                            ILLINOIS TOOL WORKS INC.

GENERAL

     Through 400 decentralized business units, we develop and manufacture fasteners, components, assemblies and systems for customers throughout the world. Our products include:

          - plastic and metal components, fasteners and assemblies

          - industrial fluids and adhesives

          - fastening tools, welding equipment and consumables

          - systems and consumables for consumer and industrial packaging

          - marking, labeling and identification systems

          - industrial spray coating equipment and systems

          - quality measurement application equipment and systems

     We strive to improve our customers' competitive positions by increasing their productivity and quality while reducing their manufacturing and assembly costs. We serve the construction, general industrial, automotive, food and beverage, industrial capital goods, paper products, consumer durables and electronics markets. We also invest a portion of our cash flow in commercial real estate, equipment leasing, affordable housing, property development and mortgage securities.

     Our international operations, which are conducted in 34 countries, accounted for approximately 35% of our operating revenues for the quarter ended September 30, 1998.

     Our principal executive offices are located at 3600 West Lake Avenue, Glenview, Illinois 60025; our telephone number is (847) 724-7500; and our World Wide Web home site is http://www.itwinc.com.

WHERE TO FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. You can call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     Our reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Chicago Stock Exchange, Incorporated, 440 South LaSalle Street, Chicago, Illinois 60605.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede the information included or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the debt securities:

     - Annual Report on Form 10-K for the year ended December 31, 1997; and

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

     You may request a free copy of these filings by writing or telephoning Stewart S. Hudnut, Corporate Secretary, Illinois Tool Works Inc., 3600 West Lake Avenue, Glenview, Illinois 60025-5811, telephone (847) 724-7500.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                USE OF PROCEEDS

     Unless we specify otherwise in the applicable prospectus supplement, the net proceeds from the sale of the debt securities will be used for general corporate purposes, including capital expenditures, working capital, acquisitions and the repayment of indebtedness. We have not allocated a specific portion of the net proceeds for any particular use at this time. Until we apply the net proceeds for specific purposes, we may invest such net proceeds in marketable securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our consolidated ratio of earnings to fixed charges for each of the years in the five-year period ended December 31, 1997 and the nine-month periods ended September 30, 1997 and 1998 is set forth below.

                                                                                      NINE MONTHS
                                                                                         ENDED
                                                    YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                              ------------------------------------   -------------
                                              1993   1994    1995    1996    1997    1997    1998
                                              ----   -----   -----   -----   -----   -----   -----
Ratio of Earnings to Fixed Charges..........  8.35   13.15   14.67   11.91   11.27   10.61   11.69

     For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense plus that portion of rental expense that is deemed to represent interest.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     We provide information to you about the debt securities in up to three separate documents that progressively provide more detail:

          1. This prospectus provides general information that may not apply to each series of debt securities.

          2. The prospectus supplement is more specific than this prospectus. To the extent the information provided in the prospectus supplement differs from this prospectus, you should rely on the prospectus supplement.

          3. The pricing supplement, if used, provides final details about a specific series of debt securities. To the extent the pricing supplement differs from this prospectus or the prospectus supplement, you should rely on the pricing supplement.

     The debt securities will be issued under an indenture (we refer to the indenture, as supplemented from time to time, as the "Indenture") between ITW and Harris Trust and Savings Bank, as Trustee. The following summary of certain provisions of the debt securities and the Indenture is not complete and is subject to the detailed provisions of the Indenture. We have filed a copy of the Indenture as an exhibit to the Registration Statement. Whenever particular provisions or defined terms in the Indenture are referred to in this prospectus, such provisions or defined terms are incorporated by reference in this prospectus. Article or Section references used in this prospectus are references to the Indenture.

     The debt securities will be our direct, unsecured obligations. They will rank on a parity with all of our other unsecured and unsubordinated indebtedness.

     The Indenture provides that we may issue the debt securities from time to time in one or more series without limitation on the amount. (Section 2.01) Currently, $125,000,000 of 5 7/8% Notes due March 1, 2000 are outstanding under the Indenture.

     Unless we indicate otherwise in the applicable prospectus supplement, principal of and any premium or interest on the debt securities will be payable, and the debt securities may be transferred or exchanged without payment of any charge (other than any tax or other governmental charge payable in connection therewith), at the office or agency of the Trustee in Chicago, Illinois. However, we may elect that payment of interest on registered debt securities be made by check mailed to the address of the appropriate person as it appears on the security register or by wire transfer as instructed by the appropriate person. (Sections 2.06, 4.01 and 4.02)

     The applicable prospectus supplement will include specific terms relating to the offering of specific debt securities. These may include some or all of the following:

     - the title, denominations, amount and price of the debt securities;

     - the maturity of the debt securities;

     - the interest rates of the debt securities;

     - the currency or currency unit of the debt securities;

     - any redemption or sinking fund terms;

     - any provisions for discharge;

     - whether the debt securities will be registered or unregistered; and

     - other specific terms associated with the debt securities. (Section 2.01)

     Debt securities may be issued as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. In such event, the Federal income tax consequences and other special considerations will be described in the applicable prospectus supplement. An "Original Issue Discount Security" is any debt security that provides for the declaration of acceleration of the maturity of an amount less than the principal amount of the security upon the occurrence of an event of default and the continuation of an event of default. (Section 1.01)

FORM OF SECURITIES

     We may issue the debt securities in fully registered form without coupons or in unregistered form with or without coupons. We also may issue the debt securities in the form of one or more temporary or permanent global securities. Global securities are issued to a depository that holds the securities for the benefit of investors. Book-entry debt securities will be issued as registered global securities.(Section 2.03)

     If any debt securities are issuable in temporary or permanent global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in the global security may obtain definitive debt securities. Payments on a permanent global debt security will be made in the manner described in the prospectus supplement.

COVENANTS

     The following covenants apply with respect to all series of debt securities, unless we specify otherwise in the applicable prospectus supplement. Both covenants are subject to the provision for exempted indebtedness described below. We will describe any additional covenants for a particular series of debt securities in the prospectus supplement.

     For your reference, we have provided below definitions of the capitalized terms used in the description of the covenants.

  Limitation on Liens

     We will not, nor will we permit any Restricted Subsidiary to, issue, assume or guarantee any debt for money borrowed if such debt is secured by a mortgage, security interest, lien, pledge or other encumbrance (referred to in this prospectus as a "lien") on any Principal Property, or on any shares of stock or indebtedness of any Restricted Subsidiary, without in any such case effectively providing that the debt securities are secured equally and ratably. These restrictions do not apply to debt secured by:

     - liens on property of a corporation existing at the time it becomes a subsidiary or at the time it is merged into or consolidated with ITW or a subsidiary;

     - liens on property existing at the time of its acquisition and certain purchase money liens;

     - liens securing the cost of construction of new plants, incurred within 180 days of completion of construction;

     - liens securing the debt of a Restricted Subsidiary owing to ITW or another Restricted Subsidiary;

     - liens in connection with the issuance of certain industrial revenue bonds or similar financings; and

     - any extensions, renewals or replacements, in whole or in part, of any lien referred to above. (Section 4.05)

  Limitation on Sale and Lease-Back

     We will not, nor will we permit any Restricted Subsidiary to, engage in a sale and lease-back transaction of any Principal Property (except for certain temporary leases) unless:

     - we or the Restricted Subsidiary could (subject to the limitation on liens) incur debt secured by a lien on the Principal Property to be leased without equally and ratably securing the debt securities; or

     - within 180 days following the transaction, we retire long-term debt equal to the value of the transaction. (Section 4.06)

  Exempted Indebtedness

     We and our Restricted Subsidiaries may incur debt and enter into sale and lease-back transactions without regard to the two covenants described above if the sum of such debt and the value of such sale and lease-back transactions on a cumulative basis does not exceed 10% of the Consolidated Net Tangible Assets (which is total assets less current liabilities, goodwill and other intangibles) as shown on our audited consolidated balance sheet. (Section 4.07)

CONSOLIDATION OR MERGER

     We may consolidate or merge with, or sell all or substantially all of our assets to, another corporation. The remaining or acquiring corporation must assume all of our responsibilities and liabilities under the Indenture, including the payment of all amounts due on the debt securities and performance of the covenants. (Section 11.01) Under these circumstances, if any Principal Property, shares of stock or indebtedness of a Restricted Subsidiary would be subject to a lien, we will equally and ratably secure the debt securities. (Section 11.02)

DEFINITIONS

     "Principal Property" means any manufacturing plant or other facility within the United States that we or a subsidiary own or lease, unless our Board of Directors determines that the plant or facility, together with any others so determined, is not of material importance to the total business of ITW and its Restricted Subsidiaries. (Article One)

     "Restricted Subsidiary" means any subsidiary (other than a leasing or finance subsidiary) that owns or leases a Principal Property if: (1) its property is located in the United States, (2) substantially all of its business is carried on in the United States, or (3) it is incorporated in the United States. (Article One)

EVENTS OF DEFAULT

     An event of default for any series of debt securities includes the following:

     - failure to pay interest on any debt securities for 30 days;

     - failure to pay principal of or premium or sinking fund payment on any debt securities when due;

     - failure to perform any of the other covenants or agreements in the Indenture relating to debt securities of that series that continues for 60 days after notice to ITW by the Trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series; or

     - certain events of bankruptcy, insolvency or reorganization of ITW. (Section 6.01)

     An event of default with respect to a particular series of debt securities does not necessarily constitute an event of default with respect to any other series. Additional events of default may be prescribed for the benefit of holders of certain series of debt securities and described in the applicable prospectus supplement. (Section 10.01) The Indenture provides that the Trustee will, with certain exceptions, notify the holders of debt securities of each series of any event of default known to it and affecting that series within 90 days after the occurrence thereof. (Section 6.07)

     If an event of default is continuing for any series of debt securities, the Trustee or the holders of not less than 25% in aggregate principal amount of the affected series of debt securities may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities, the specified portion of the principal amount) of that series to be due and payable. In such a case, subject to certain conditions, the holders of a majority in principal amount of such series then outstanding can annul the declaration and waive past defaults. (Sections 6.01 and 6.06)

     We are required to file an annual officers' certificate with the Trustee concerning our compliance with the Indenture. (Section 4.08) Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is not obligated to exercise any of its rights or powers at the request or direction of any of the holders unless they have offered the Trustee reasonable security or indemnity. (Sections 7.01 and 7.02) If they provide reasonable security or indemnity, the holders of a majority in principal amount of the outstanding debt securities of each series affected by an event of default may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture or exercising any of the Trustee's trusts or powers with respect to that series. (Section 6.06)

MODIFICATION AND AMENDMENT OF THE INDENTURE

     We may enter into supplemental indentures with the Trustee without the consent of the holders of the debt securities to, among other things:

     - evidence the assumption by a successor corporation of our obligations;

     - appoint additional, separate or successor trustees to act under the Indenture;

     - add covenants for the protection of the holders of the debt securities;

     - cure any ambiguity or correct any inconsistency in the Indenture; and

     - establish the form or terms of debt securities of any series.

     With the consent of the holders of a majority in principal amount of the debt securities of each series at the time outstanding, we may execute supplemental indentures with the Trustee to add provisions or change or eliminate any provision of the Indenture or any supplemental indenture or to modify the rights of the holders of those debt securities. However, no such supplemental indenture will (1) extend the fixed maturity of any debt security, or reduce the principal amount (including in the case of a discounted debt security the amount payable upon acceleration of the maturity thereof), reduce the rate or extend the time of payment of any interest, reduce any premium payable upon redemption, or change the currency in which any debt security is payable, without the consent of the holder of each affected debt security, or
(2) reduce the aforesaid majority in principal amount of the debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all debt securities of such series. (Sections 10.01 and 10.02)

DISCHARGE OF INDENTURE

     At our option, we (1) will be discharged from all obligations under the Indenture in respect of the debt securities of a series (except for certain obligations to register the transfer or exchange of those debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold monies for payment in trust) or (2) need not comply with certain covenants of the Indenture (including the limitation on liens and the limitation on sale and lease-back) and will not be limited by any restrictions with respect to merger, consolidation or sales of assets with respect to those debt securities, in each case if we deposit with the Trustee, in trust, money or U.S. government obligations (or a combination thereof) sufficient to pay the principal (including any mandatory sinking fund payments) of and any premium or interest on those debt securities when due. In order to select either option, we must provide the Trustee with an opinion of counsel or a ruling from, or published by, the Internal Revenue Service, to the effect that holders will not recognize income, gain or loss for Federal income tax as if we had not exercised either option. (Sections 12.01(a) and 12.02(b))

     In the event we exercise our option under (2) above with respect to the debt securities of any series and the debt securities of that series are declared due and payable because of the occurrence of any event of default other than default with respect to such obligations, the amount of money and U.S. government obligations on deposit with the Trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such event of default. We would remain liable, however, for such payments.

CONCERNING THE TRUSTEE

     We maintain lines of credit and have customary banking relationships with Harris Trust and Savings Bank, the Trustee under the Indenture.

                              PLAN OF DISTRIBUTION

     We may offer debt securities directly, through agents or dealers or through one or more underwriters or a syndicate of underwriters in an underwritten offering. In the prospectus supplement for a particular offering, we will describe how the offering of debt securities will be made, including the names of any underwriters, the purchase price of the securities, the proceeds of the offering any underwriters' discounts, concessions or commissions.

     If we use underwriters or dealers in the sale, they will acquire the debt securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer debt securities to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless we state otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase debt securities will be subject to certain conditions precedent, and the underwriters must purchase all of such debt securities if they buy any of them. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers from time to time.

     We also may sell debt securities directly or through designated agents. We will name any agent involved in the offer or sale of debt securities and describe any commissions payable by us to such agent in the applicable prospectus supplement. Unless we indicate otherwise, an agent will act on a best efforts basis for the period of its appointment.

     Any underwriters, dealers or agents participating in the distribution of debt securities may be deemed to be underwriters under the Securities Act of 1933, as amended. Furthermore, any discounts, concessions or commissions received by them on the sale or resale of debt securities may be deemed to be underwriting discounts and commissions under the Securities Act. We will indemnify underwriters and agents against certain civil liabilities, including liabilities under the Securities Act. These underwriters and agents may be entitled to contribution with respect to payments that the underwriters or agents may be required to make in respect of such liabilities. These underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

     We may indicate in the applicable prospectus supplement that we have authorized underwriters or agents to solicit offers by certain specified institutions to purchase debt securities from us at the offering price pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates in the future. These delayed delivery contracts will be subject only to those conditions described in the prospectus supplement and to the condition that at the time of delivery the purchase of debt securities shall not be prohibited under the laws of the jurisdiction to which the purchaser is subject. The prospectus supplement will describe any commission payable for the solicitation of such contracts.

                                 LEGAL OPINIONS

     Stewart S. Hudnut, who is our Senior Vice President, General Counsel and Secretary, will issue an opinion about the legality of the offered securities for us. Gardner, Carton & Douglas, Chicago, Illinois, will issue an opinion for us with respect to certain other matters. Winston & Strawn, Chicago, Illinois, will pass on the validity of the offered securities for any underwriters or agents.

     As of December 15, 1998, Mr. Hudnut owned 6,000 shares of ITW common stock directly and 778 shares of ITW common stock indirectly through the ITW Savings & Investment Plan. As of the same date, Mr. Hudnut held options to acquire an additional 104,450 shares. As of December 15, 1998, a partner of Gardner, Carton & Douglas working on these matters owned 4,000 shares of ITW common stock.

                                    EXPERTS

     The consolidated financial statements and schedule appearing in our Annual Report on Form 10-K for the year ended December 31, 1997 incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses relating to the registration of debt will be borne by Illinois Tool Works Inc. ("ITW"). Except for the Securities and Exchange Commission registration fee and the rating agency fees, the following expenses are estimates:

Securities and Exchange Commission registration fee.........  $139,000
Legal fees and expenses.....................................   100,000
Accountants' fees...........................................    50,000
Printing fees...............................................    35,000
Trustee's fees and expenses.................................    12,000
Rating Agency fees..........................................   363,000
Miscellaneous...............................................    26,000
                                                              --------
          Total.............................................  $725,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") permits a Delaware corporation to indemnify directors and officers under certain circumstances. ITW's restated certificate of incorporation and by-laws provide that ITW shall, subject to certain limitations, indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

     Section 102 of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. DGCL Section 102 provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. ITW's restated certificate of incorporation includes a provision that eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The Exhibits to this Registration Statement are listed in the Index to Exhibits.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (d) (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) To file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of
     Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Glenview, Illinois on the 15th day of January 1999.

                                          ILLINOIS TOOL WORKS INC.
                                          (Registrant)

                                                 /s/ STEWART S. HUDNUT

                                          --------------------------------------
                                          Stewart S. Hudnut
                                          Senior Vice President, General
                                          Counsel & Secretary

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints, jointly and severally, W. James Farrell, Jon C. Kinney, John Karpan and Stewart S. Hudnut, or any of them (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement, any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and any and all additional registration statements filed pursuant to Rule 462(b) related to this Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 15th day of January 1999.


            /s/ W. JAMES FARRELL                Chairman and Chief Executive Officer,
--------------------------------------------    Director
              W. James Farrell                  (Principal Executive Officer)

             /s/ JON C. KINNEY                  Senior Vice President and Chief Financial
--------------------------------------------    Officer
               Jon C. Kinney                    (Principal Financial and Accounting Officer)

          /s/ WILLIAM F. ALDINGER               Director
--------------------------------------------
            William F. Aldinger

            /s/ MICHAEL J. BIRCK                Director
--------------------------------------------
              Michael J. Birck

          /s/ MARVIN D. BRAILSFORD              Director
--------------------------------------------
            Marvin D. Brailsford

              /s/ SUSAN CROWN                   Director
--------------------------------------------
                Susan Crown

          /s/ H. RICHARD CROWTHER               Director
--------------------------------------------
            H. Richard Crowther

            /s/ L. RICHARD FLURY                Director
--------------------------------------------
              L. Richard Flury

          /s/ ROBERT C. MCCORMACK               Director
--------------------------------------------
            Robert C. McCormack

           /s/ PHILLIP B. ROONEY                Director
--------------------------------------------
             Phillip B. Rooney

            /s/ HAROLD B. SMITH                 Director
--------------------------------------------
              Harold B. Smith

                                                Director
--------------------------------------------
               Ormand J. Wade

                               INDEX TO EXHIBITS

EXHIBIT                               DESCRIPTION
-------                               -----------
 1.1     --   Form of Underwriting Agreement
 3.1     --   Restated Certificate of Incorporation*
 3.2     --   By-Laws of the Corporation
 4.1     --   Indenture between Illinois Tool Works Inc. and The First
              National Bank of Chicago, as Trustee, dated as of November
              1, 1986
 4.2     --   First Supplemental Indenture between Illinois Tool Works
              Inc. and Harris Trust and Savings Bank, as Trustee, dated as of May 1, 1990
 5.1     --   Opinion and consent of Stewart S. Hudnut, Esq.
10.1     --   Second Amended and Restated Credit Agreement, dated as of
              September 30, 1998, among Illinois Tool Works Inc., the
              Lenders and The First National Bank of Chicago, as Agent
10.2     --   Letter Agreement, dated November 1, 1998, between Illinois
              Tool Works Inc. and The First National Bank of Chicago, as
              extended by letter dated December 28, 1998
12.1     --   Computation of Ratio of Earnings to Fixed Charges
23.1     --   Consent of Arthur Andersen LLP
23.2     --   Consent of Stewart S. Hudnut, Esq. (included in Exhibit 5.1)
24.1     --   Powers of Attorney (included on the signature page)
25.1     --   Statement of Eligibility on Form T-1 of Harris Trust and
              Savings Bank

---------------

* Previously filed as Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and incorporated by reference herein.

                                       E-1